EXHIBIT 3.2
AMENDED AND RESTATED BYLAWS
OF
TURNER INVESTMENTS, INC.
(a Pennsylvania corporation)
As of                                , 2008
ARTICLE I
OFFICES AND FISCAL YEAR
     Section 1.01 Registered Office.—The registered office of the corporation in the Commonwealth of Pennsylvania shall be located at the principal office of the corporation at 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, until otherwise established by an amendment to the amended and restated articles of incorporation (the “articles”) or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.
     Section 1.02 Other Offices.—The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.
     Section 1.03 Fiscal Year.—The fiscal year of the corporation shall end on the 31st of December in each year.
ARTICLE II
NOTICE—WAIVERS
     Section 2.01 Manner of Giving Notice.
     (a) General Rule.—Any notice required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “Business Corporation Law”), or by the articles or these bylaws, shall be given to the person either personally or by sending a copy thereof:
     (1) By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person; or
     (2) By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice. Notice pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.
A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.
     (b) Adjourned Shareholder Meetings.—When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03(a).
     Section 2.02 Notice of Meetings of Board of Directors.—Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.
     Section 2.03 Notice of Meetings of Shareholders.
     (a) General Rule.—Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary of the corporation or other authorized person to each shareholder of record entitled to vote at the meeting at least (i) ten days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under 15 Pa.C.S. Chapter 19, or (ii) five days prior to the day named for the meeting in any other case. If the secretary of the corporation or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.
     (b) Notice of Action by Shareholders on Bylaws.—In the case of a meeting of shareholders that has as one of its purposes the adoption, amendment or repeal of the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

     Section 2.04 Waiver of Notice.
     (a) Written Waiver.—Whenever any written notice is required to be given under the provisions of the Business Corporation Law or by the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.
     (b) Waiver by Attendance.—Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
     Section 2.05 Modification of Proposal Contained in Notice.—Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.
     Section 2.06 Exception to Requirement of Notice.
     (a) General Rule.—Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.
     (b) Shareholders Without Forwarding Addresses.—Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address. Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.
ARTICLE III
SHAREHOLDERS
     Section 3.01 Place of Meeting.—Except as otherwise provided in this section, all meetings of the shareholders of the corporation shall be held at the executive office of the corporation or such other geographic location as may be designated by the board of directors in the notice of a meeting. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

     Section 3.02 Annual Meeting.—The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the first day in July in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:00 A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.
     Section 3.03 Special Meetings.
     (a) Call of Special Meetings.—Special meetings of the shareholders may be called at any time by the chairman of the board, the board of directors or by a committee that is duly designated by the board of directors as set forth in Section 4.11 hereof.
     (b) Fixing of Time for Meeting.—At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary of the corporation to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the secretary of the corporation neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.
     Section 3.04 Quorum and Adjournment.
     (a) General Rule.—A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.
     (b) Withdrawal of a Quorum.—The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     (c) Adjournments Generally.—Any meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.
     (d) Electing Directors at Adjourned Meeting.—Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.
     (e) Other Action in Absence of Quorum.—Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.
     (f) Effect of Proxy on Quorum.—If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.
     Section 3.05 Action by Shareholders.—Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.
     Section 3.06 Conduct of Shareholders Meeting.—At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as the presiding officer of the meeting. The secretary of the corporation or, in the absence of the secretary of the corporation, an assistant secretary of the corporation, or, in the absence of both the secretary and assistant secretaries, a person appointed by the presiding officer of the meeting, shall act as secretary of the corporation of the meeting. Except as otherwise provided by prior action of the board of directors, the presiding officer of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.
     Section 3.07 Voting Rights of Shareholders.—Unless otherwise provided in the articles, every shareholder shall be entitled to one vote for each full share having voting power standing in the name of the shareholder on the books of the corporation.
     Section 3.08 Voting and Other Action by Proxy.
          (a) General Rule.
     (1) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

     (2) The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.
     (3) Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby, the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.
          (b) Execution and Filing.—Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent. A shareholder or his or her duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:
     (1) may be treated as properly executed or authenticated for purposes of this subsection; and
     (2) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.
          (c) Revocation.—A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.
          (d) Expenses.—The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.
     Section 3.09 Voting by Fiduciaries and Pledgees.—Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.
     Section 3.10 Voting by Joint Holders of Shares.
          (a) General Rule.—Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:
     (1) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and
     (2) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.
          (b) Exception.—If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.
     Section 3.11 Voting by Corporations.
          (a) Voting by Corporate Shareholders.—Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation (or express consent in lieu of a meeting) by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.
          (b) Controlled Shares.—Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.
     Section 3.12 Determination of Shareholders of Record.
          (a) Fixing Record Date.—The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting.
          (b) Determination When a Record Date is Not Fixed.—If a record date is not fixed:
     (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.
     (2) The record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, to call a special meeting of the shareholders, or to propose an amendment of the articles, shall be the close of business on the day on which the first written consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.
     (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
          (c) Certification by Nominee.—The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.
     Section 3.13 Voting Lists.
          (a) General Rule.—The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

          (b) Effect of List.—Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.
     Section 3.14 Judges of Election.
          (a) Appointment.—In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.
          (b) Vacancies.—In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.
          (c) Duties.—The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
          (d) Report.—On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.
     Section 3.15 Minors as Securityholders.—The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.
     Section 3.16 Use of Conference Telephone or Other Technology.—The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including, without limitation, the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the Business Corporation Law, the articles and these bylaws.
     Section 3.17 Notice of Shareholder Business and Nominations at Annual Meetings.
          (a) General.—Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation’s notice of meeting given at the direction of the board of directors, (ii) otherwise by or at the direction of the board of directors, or (iii) by any shareholder of the corporation who was a shareholder of record at the record date fixed for determining shareholders entitled to vote at such meeting and also at the time of giving of notice provided for in this Section 3.17, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 3.17.
          (b) Timely Notice.—For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to this Section 3.17, the shareholder must have given timely notice thereof in writing to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation, not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 150th calendar day, before the date one year after the date when the prior year’s annual proxy statement was released to shareholders, except that if no annual meeting was held in the prior year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the prior year’s proxy statement, the shareholder’s notice to be timely must be delivered not later than the close of business on the 60th calendar day before the date the corporation commences mailing of its proxy material in connection with the applicable meeting or, if later, the close of business on the tenth day following the day on which a communication stating the date of such meeting is first given to the shareholders. In no event shall the announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as described above.
          (c) Content of Notice.—Such shareholder’s notice shall set forth, or be accompanied by (i) in the event the shareholder proposes to nominate one or more persons for election or reelection as a director, (A) the name and residence address of the shareholder, the beneficial owner, if any, on whose behalf the nomination is being made and the person or persons to be nominated; (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and beneficial owner; (C) a representation that the shareholder is a holder of record of voting stock of the corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or pursuant to any successor act or regulation), had proxies been solicited with respect to such nominee by the management or board of directors of the corporation; (E) a description of all arrangements or understandings among any of the shareholder, the beneficial owner, if any, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (F) the written consent of each nominee to serve as a director of the corporation if so elected; and (G) all other information relating to the nomination that may be required to be disclosed under applicable law; and (ii) in the event the shareholder proposes to bring any other business before the meeting, (A) the name and residence address of the shareholder proposing to bring business before the meeting and the beneficial owner, if any, on whose behalf the proposal is made; (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner; (C) a representation that the shareholder is a holder of record of the voting stock of the corporation and intends to appear in person or by proxy at the meeting to bring the business before the meeting; (D) a brief description of the business desired to be brought before the meeting, and the reasons for bringing such business by such shareholder and beneficial owner, if any, on whose behalf the proposal is made; (E) any personal or other material interest of the shareholder and the beneficial owner, if any, in the business desired to be brought before the meeting; and (F) all other information relating to the proposed business that may be required to be disclosed under applicable law. In addition, a shareholder seeking to bring a nomination or other business before the meeting shall promptly provide any other information reasonably requested by the corporation.
          (d) Eligible Nominees, Etc.—Subject to Section 4.04, only such persons who are nominated in accordance with the procedures set forth in this Section 3.17 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.17. Except as otherwise provided by law, the articles or these bylaws, the presiding officer of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.17 and, if any proposed nomination or business is not in compliance with this Section 3.17, to declare that such defective proposal or nomination shall be disregarded.
ARTICLE IV
BOARD OF DIRECTORS
     Section 4.01 Powers; Notation of Dissent.
          (a) General Rule.—Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.
          (b) Notation of Dissent.—A director who is present at a meeting of the board of directors, or of a committee of the board of directors, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary of the corporation, in writing, of the asserted omission or inaccuracy.
     Section 4.02 Qualifications and Selection of Directors.
          (a) Qualifications.—Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.
          (b) Power to Select Directors.—Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.
          (c) Nomination of Candidates.— Only candidates who have been nominated in compliance with Section 3.17 shall be eligible for election as directors.
          (d) Election of Directors.—In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.
     Section 4.03 Number and Term of Office.
          (a) Number.—The board of directors shall consist of such number of directors as may be determined from time to time by resolution of the board of directors.
          (b) Term of Office.—Each director shall hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.
          (c) Resignation.—Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.
     Section 4.04 Vacancies.
          (a) General Rule.—Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

          (b) Action by Resigned Directors.—When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.
     Section 4.05 Removal of Directors. — The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 90 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.
     Section 4.06 Place of Meetings.—Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.
     Section 4.07 Organization of Meetings.—At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary of the corporation or, in the absence of the secretary of the corporation, an assistant secretary of the corporation, or, in the absence of the secretary and the assistant secretaries of the corporation, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
     Section 4.08 Regular Meetings.—Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.
     Section 4.09 Special Meetings.—Special meetings of the board of directors shall be held whenever called by the chairman of the board or by two or more of the directors.
     Section 4.10 Quorum of and Action by Directors; Consent.
          (a) General Rule.—A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.
          (b) Action by Consent.—Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.
     Section 4.11 Executive and Other Committees.
          (a) Establishment and Powers.—The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:
     (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.
     (2) The creation or filling of vacancies in the board of directors.
     (3) The adoption, amendment or repeal of these bylaws.
     (4) The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.
     (5) Action on matters committed by a resolution of the board of directors exclusively to another committee of the board.
          (b) Alternate Committee Members.—The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.
          (c) Term.—Each committee of the board shall serve at the pleasure of the board.
          (d) Committee Procedures.—The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.
     Section 4.12 Compensation.—The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.
     Section 4.13 Use of Conference Telephone or Other Technology.—Any director may participate in any meeting of the board of directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V
OFFICERS
     Section 5.01 Officers Generally.
          (a) Number, Qualifications and Designation.—The officers of the corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers, including a chief financial officer and general counsel, as may be elected or appointed in accordance with the provisions of Section 5.01(c). Officers may but need not be directors or shareholders of the corporation. The president and secretary shall be natural persons of full age. The treasurer may be a corporation, but if a natural person shall be of full age. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board, who shall be officers of the corporation. Any number of offices may be held by the same person.
          (b) Election and Term of Office.—The officers of the corporation, except those appointed by delegated authority pursuant to Section 5.01(c), shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation. Any officer may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer shall not of itself create contract rights. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.01(c), as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.
          (c) Subordinate Officers, Committees and Agents.—The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require or the board deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
          (d) Bonding.—The corporation may secure the fidelity of any or all of its officers by bond or otherwise.
          (e) Standard of Care.—In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.
          (f) Compensation.—The compensation of the officers elected by the board of directors shall be fixed from time to time by the board of directors, by a committee thereof designated for such purpose, or by such officer as may be designated by resolution of the board. The compensation of any other officers, employees and other agents shall be fixed from time to time by the board of directors or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.01(c). No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation.
     Section 5.02 Authority.
          (a) General Rule.—All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.
          (b) The Chairman and Vice Chairman of the Board.—The chairman of the board or in the absence of the chairman, the vice chairman of the board (if any), or in the absence of a chairman or vice chairman of the board, a chairman appointed at the meeting, shall preside at meetings of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.
          (c) The Chief Executive Officer.—The chief executive officer shall, subject to the control of the board of directors, have general supervision over the business and operations of the corporation, shall perform all duties and have all powers that are commonly incident to the office of chief executive officer and shall perform such other duties as may from time to time be assigned to him or her by the board of directors.
          (d) The President.—The president shall perform such duties as from time to time may be assigned by the board of directors or by the chief executive officer.
          (e) The Vice Presidents.—The vice presidents shall perform such duties as may from time to time be assigned by the board of directors or by the chief executive officer. A vice president may have such additional designations as the board may approve.
          (f) The Secretary.—The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and prepare the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the chief executive officer.
          (g) The Treasurer.—The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit as the board may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the chief executive officer.
          (h) The Chief Financial Officer.—The corporation may have a chief financial officer who shall have general management and supervision of the fiscal affairs of the corporation under the direction and supervision of the chief executive officer.
          (i) The General Counsel.—The corporation may have a general counsel who shall have general supervision of all matters of a legal nature concerning the corporation.
ARTICLE VI
CERTIFICATES OF STOCK, TRANSFER, ETC.
     Section 6.01 Share Certificates.
          (a) Form of Certificates.—If the shares of the corporation are certificated, the certificates shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation, if such shares are certificated, shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.
          (b) Share Register.—The share register or transfer books and blank share certificates, if the shares of the corporation are certificated, shall be kept by the secretary of the corporation or by any transfer agent or registrar designated by the board of directors for that purpose.
     Section 6.02 Issuance.—If the shares of the corporation are certificated, the share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued. Any such certificated shares shall be executed in such manner as the board of directors shall determine.
     Section 6.03 Transfer.—Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing or, if such shares are not certificated, in accordance with applicable law. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

     Section 6.04 Record Holder of Shares.—The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.
     Section 6.05 Lost, Destroyed or Mutilated Certificates.—The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate, therefor, if such shares are certificated, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.
ARTICLE VII
MISCELLANEOUS
     Section 7.01 Corporate Seal.—The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.
     Section 7.02 Checks.—All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.
     Section 7.03 Contracts.
          (a) General Rule.—Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.
          (b) Statutory Form of Execution of Instruments.—Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.
     Section 7.04 Interested Directors or Officers; Quorum.
          (a) General Rule.—A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation,

partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:
     (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;
     (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or
     (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.
          (b) Quorum.—Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).
     Section 7.05 Deposits.—All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.
     Section 7.06 Corporate Records.
          (a) Required Records.—The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the corporation, or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.
          (b) Right of Inspection by Shareholders.—Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the corporation.
     Section 7.07 Amendment of Bylaws.—These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors or by written consent in lieu thereof. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change. See Section 2.03(b) (relating to notice of action by shareholders on bylaws).